UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 9, 2013

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 9, 2013, Good Times Restaurants Inc. (the “Company”) entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas, and a 48% voting ownership interest in the franchisor entity, BDFD (collectively, the “Bad Daddy’s Transaction”).

A copy of the Company’s April 15, 2013 press release announcing the Bad Daddy’s Transaction is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.  Each of the material agreements relating to the Bad Daddy’s Transaction is summarized below.  The summaries below do not purport to be complete and are qualified in their entirety by the full text of the related agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Subscription Agreement

On April 9, 2013, the Company executed a Subscription Agreement for the purchase of 4,800 Class A Units of BDFD, representing a 48% voting membership interest in BDFD, for the aggregate subscription price of $750,000.  The subscription price is payable in two equal installments, the first $375,000 installment on the date of execution of the Subscription Agreement, and the remaining $375,000 installment on or before the six month anniversary of the date of execution of the Subscription Agreement.

A copy of the Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Operating Agreement

In connection with its acquisition of Class A Units in BDFD pursuant to the Subscription Agreement, as described above, the Company entered into an Amended and Restated Operating Agreement of BDFD (the “Operating Agreement”), dated as of April 9, 2013, by and among BDFD, BDI and the Company as the Class A Members of BDFD (the “Class A Members”), and Dennis L. Thompson, Joseph F. Scibelli, Eric Fenner (principals of BDI), Boyd Hoback (a director and the President and Chief Executive Officer of the Company) and Alan Teran (a director of the Company) as the managers of BDFD (collectively, the “Board of Managers”).

The Operating Agreement sets forth the respective ownership interests and capital contributions of the Class A Members.  In addition to the initial capital contribution equal to the subscription price set forth in the Subscription Agreement described above, the Operating Agreement provides that the Company and BDI, collectively, may be required to make additional capital contributions to BDFD of up to an aggregate of $1,000,000 upon written request of the Board of Managers.  Such additional capital contributions, if required, will be in accordance with the Company’s and BDI’s then respective percentage interests of Class A Units in BDFD.  Thus, the Company’s portion of such additional capital contributions, if required, prior to any change in BDFD ownership, will be up to $480,000.

The business of BDFD is to grant franchises throughout the U.S. to qualified franchisees and to regulate the development and operation of their Bad Daddy’s Burger Bar restaurants.  The Operating Agreement sets forth provisions for the management of the business and affairs of BDFD by its Board of Managers.  Subject to the terms of the Management Services Agreement as described below, and except as to certain very material actions which require the unanimous approval of all Class A Members, the Operating Agreement provides that the Board of Managers shall have full, absolute and complete discretion to manage and control the business and affairs of BDFD and its subsidiaries, including, without limitation, the approval of all Bad Daddy’s Burger Bar franchisees and the territory to be developed by them.  The Operating Agreement provides that the Board of Managers will consist of five managers, including three managers designated by BDI (the “BDI Managers”) and two managers designated by the Company (the “Good Times Managers”).  In the event the Company subsequently owns more than 50% of the Class A Units then outstanding, the Board of Managers will thereafter consist of three Good Times Managers and two BDI Managers.

The Operating Agreement also provides that as long as the Management Services Agreement is in effect, the Company will manage the day-to-day operations of BDFD in accordance with business plans approved by the Board of Managers.

The Operating Agreement provides that any proposed franchise sale in the States of Colorado, Kansas and Arizona must be approved by a majority of the Board of Managers, including the Good Times Managers.  In the event that the Good Times Managers disapprove of a sale which is approved by the BDI Managers and which sale otherwise satisfies certain quantitative and qualitative requirements set forth in the Operating Agreement, the Company will cause BDC (as defined below), the Company’s subsidiary, to develop such proposed territory and pay corresponding license fees to BDFD pursuant to a separate license agreement between BDC and BDFD with the same terms as the License Agreement described below.  Pursuant to the Operating Agreement, the Company, through BDC, also has a right to develop Bad Daddy’s Burger Bar restaurants in Arizona and Kansas assuming that BDC’s restaurants are meeting operating standards, pursuant to a development schedule comparable to the Company’s development schedule for Colorado which is agreed upon with BDFD, and subject to any development rights in such states previously granted to a third party.

The Operating Agreement also provides that any franchise sale in the States of North Carolina, Virginia or the greater Charleston, South Carolina area must be approved by a majority of the Board of Managers, including the BDI Managers.  In the event that the BDI Managers disapprove a sale which is approved by the Good Times Managers and otherwise satisfies certain quantitative and qualitative requirements, BDI will cause one of its affiliate entities to develop such proposed territory.

The Operating Agreement further provides that the Board of Managers may appoint officers of BDFD and delegate to such officers the powers, authority and responsibility as the

Board of Managers deems advisable from time to time.  The initial officers appointed by the Operating Agreement and their titles are as follows:  Dennis Thompson, Co-Chairman; Frank Scibelli, Co-Chairman; Boyd Hoback, Chief Executive Officer; and Scott Somes, Chief Operating Officer.

The Operating Agreement provides that BDFD may issue Class B Units which are intended to be issued as “profits interests” in BDFD.  The Board of Managers has authority to issue up to such number of Class B Units as is equal to an aggregate of 15% of the outstanding units of BDFD owned by all members.  In addition to the provisions of the Operating Agreement, all Class B Units are subject to the terms and conditions of a grant agreement governing the terms of such Units. Initial grants of 5% each have been made to Messrs. Hoback and Somes.

The Operating Agreement sets forth restrictions on the Class A Members’ ability to transfer or otherwise dispose of their Class A Units in BDFD, including granting a right of first offer to the other Class A Members in the event a Class A Member desires to transfer (i) its units in BDFD, and/or in the case of BDI, a controlling interest in BDI or substantially all of BDI’s assets at any time after the third anniversary of the effective date of the Operating Agreement, or (ii) its interest in any Bad Daddy’s Burger Bar restaurant.  The Operating Agreement grants drag-along rights to BDFD to require all Class B Members to participate in a proposed sale of BDFD or all of its outstanding units, which sale has been approved by all Class A Members.  The Operating Agreement also contains drag-along rights allowing BDI to require the Company to participate in a proposed sale of BDFD or all of its outstanding units if approved by BDI and its designated managers at any time after the fifth anniversary of the effective date of the Operating Agreement, subject to certain conditions.  In the event that BDI elects to sell all or substantially all of its Class A Units and does not exercise its drag-along rights, the Company may nonetheless elect to participate in the sale on a pro rata basis provided that certain conditions are met.

The Operating Agreement is governed by North Carolina law.

A copy of the Operating Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Management Services Agreement

On April 9, 2013, the Company also entered into a Management Services Agreement with BDFD, pursuant to which BDFD has engaged the Company as an independent contractor to provide services related to BDFD’s business, including general management services, accounting/IT/administrative services, and such other services as may be set forth on additional statements of work agreed upon from time to time by the Company and BDFD.  The Company will be reimbursed for its costs allocated to the management services and will receive a general management fee to be agreed upon from time to time.

The term of the Management Services Agreement is for three years, unless earlier terminated in accordance with the agreement.  Among other things, BDFD may terminate the

Management Services Agreement prior to the end of its three-year term based on the failure of BDFD to achieve certain franchise sales goals.  Among other things, the Company may terminate the Management Services Agreement based on the sale of BDI’s interest in BDFD.  Upon any early termination of the Management Services Agreement, so long as BDFD continues to comply with its payment obligations, the Company will be obligated to make available, at BDFD’s request, all or a portion of its services for a transitional period not to exceed 180 days.

The Management Services Agreement contains confidentiality provisions applicable to the Company and indemnification provisions applicable to both parties.  The Management Services Agreement is governed by Colorado law.

A copy of the Management Services Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K.

License Agreement

As described above, as part of the Bad Daddy’s Transaction, the Company also acquired pursuant to a License Agreement with BDFD the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado (subject to certain conditions described below).  The Company has formed a wholly-owned subsidiary, BD of Colorado LLC, a Colorado limited liability company (“BDC”), to develop its Bad Daddy’s Burger Bar restaurants in Colorado.  The License Agreement is for an initial term of 10 years, which is thereafter renewable by BDC for two additional 10-year terms upon written notice to BDFD.

The License Agreement requires that BDC develop at least two restaurants per year in Colorado over a five-year period, after which BDC may elect to develop additional Bad Daddy’s Burger Bar restaurants in Colorado in numbers determined by it.  In the event that the Company fails to comply with such development schedule, then (i) the Company’s right to develop any additional Bad Daddy’s Burger Bar restaurants in Colorado under the License Agreement will thereafter terminate automatically and (ii) BDFD may establish, operate or grant to other third parties the right to establish or operate Bad Daddy’s Burger Bar restaurants in Colorado (but not in any area that is specified as a “Licensed Territory” with respect to an existing BDC restaurant as defined under the License Agreement).  Pursuant to the Operating Agreement described above, BDC also has a right to develop Bad Daddy’s Burger Bar restaurants in Arizona and Kansas (to the extent that such territory is not then subject to development rights by or part of the protected territory right of any third party) subject to approval of BDFD’s Board of Managers, conditioned on certain performance requirements, and pursuant to a minimum development schedule to be agreed upon with BDFD.

Under the License Agreement, there will be no initial franchise fee for the first two restaurants; thereafter, the franchise fee will be $20,000 per restaurant for the next three restaurants and $10,000 per restaurants for additional restaurants.  In addition, BDC will pay BDFD a fee of 3% of gross restaurant sales on a weekly basis and make contributions of up to 2% of gross sales to a national Bad Daddy’s Burger Bar advertising fund.

The License Agreement may be terminated by BDFD in the event of any uncured default by BDC thereunder.  In the event of termination, the License Agreement provides that BDFD will have an option to purchase the Bad Daddy’s Burger Bar restaurants developed by BDC for a price mutually agreed by the parties or their independently appraised value.  If that option is not exercised, the restaurants must be modified to eliminate the use of the Bad Daddy’s Burger Bar identification and intellectual property.  The License Agreement further provides that BDFD will have a right of first refusal to (i) purchase the restaurants in the event of the sale of Bad Daddy’s Burger Restaurants by BDC, or (ii) purchase such interests in BDC or any Bad Daddy’s Burger Bar restaurants for which the Company or any holder that owns at least 25% of the voting equity interests of the Company receives an offer from a prospective purchaser during the term of the License Agreement (except for the sale and leaseback of any License Site (as defined in the License Agreement).

A copy of the License Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K.

Term Sheet for Joint Venture Agreement

On April 9, 2013, the Company and BDC entered into a binding term sheet with Dennis L. Thompson and Joseph F. Scibelli (principals of BDI) for a joint venture agreement whereby Messrs. Thompson and Scibelli or BDI will own 20% of the first two Bad Daddy’s Burger Bar restaurants to be developed and operated by BDC in Colorado and will contribute 20% of the capital requirements for those stores.

A copy of the term sheet for the joint venture agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K.

Item 2.01

Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 above, on April 9, 2013, the Company acquired 4,800 Class A Units of BDFD, representing a 48% voting membership interest in BDFD, for the aggregate subscription price of $750,000, pursuant to a Subscription Agreement between the Company and BDFD.  The subscription price is payable in two equal installments, the first $375,000 installment on the date of execution of the Subscription Agreement, and the remaining $375,000 installment on or before the six month anniversary of the date of execution of the Subscription Agreement.

The Company paid the initial $375,000 installment of the subscription price on April 9, 2013 out of its working capital and intends to pay the remaining $375,000 installment of the subscription price due on or before November 9, 2013 out of working capital.

In addition to the remaining $375,000 installment of the subscription price, the Operating Agreement provides that the Company and BDI may be required to make additional capital contributions to BDFD of up to an aggregate of $1,000,000 upon written request of the Board of Managers.  Such additional capital contributions, if required, will be in accordance with the

Company’s and BDI’s respective percentage interests in BDFD.  Thus, the Company’s portion of such additional capital contributions, if required, will be up to $480,000.

Pursuant to the Operating Agreement of BDFD, the Company has designated two managers of BDFD to serve on its five-member Board of Managers.  The two managers designated by the Company are Boyd Hoback (a director and the President and Chief Executive Officer of the Company) and Alan Teran (a director of the Company).  Messrs. Hoback and Teran are parties to the Operating Agreement in their capacities as managers of BDFD.

Boyd Hoback has also been appointed as the Chief Executive Officer of BDFD.  In connection with his services as an officer of BDFD, Mr. Hoback has been granted an award of non-voting Class B Units in BDFD pursuant to a Class B Unit Grant Agreement dated April 9, 2013.  The Class B Units are fully earned but subject to forfeiture, in all or in part, during the first 36 months after the grant date.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Operating Agreement of BDFD, each of Boyd Hoback and Alan Teran has been appointed as a manager of BDFD, and Boyd Hoback has been appointed as the Chief Executive Officer of BDFD.  Mr. Hoback has been granted an award of non-voting Class B Units in BDFD representing 5% of the total BDFD units pursuant to a Class B Unit Grant Agreement dated April 9, 2013.  The Class B Units are fully earned but subject to forfeiture, in all or in part, during the first 36 months after the grant date.

Item 8.01

Other Events.

As set forth above, on April 15, 2013, the Company issued a press release announcing the Bad Daddy’s Transaction.  A copy of the Company’s press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Subscription Agreement dated April 9, 2013
10.2	Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC, dated April 9, 2013
10.3	Management Services Agreement dated April 9, 2013
10.4	License Agreement dated April 9, 2013
10.5	Term Sheet for Joint Venture Agreement dated April 9, 2013
99.1	Company Press Release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: April 15, 2013	_/s/ Boyd E. Hoback________________
Boyd E. Hoback
President and Chief Executive Officer